Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Third-Quarter 2013 Financial Results

CHICAGO, Oct. 23, 2013—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its third-quarter 2013 financial results. The company reported consolidated revenue of $173.5 million in the third quarter of 2013, a 7.8% increase from $161.0 million in the third quarter of 2012. Consolidated operating income was $44.6 million in the third quarter of 2013, an increase of 11.9% compared with $39.9 million in the same period a year ago. Net income was $31.5 million, or 68 cents per diluted share, in the third quarter of 2013, compared with $27.1 million, or 56 cents per diluted share, in the third quarter of 2012.

Excluding acquisitions, divestitures, and foreign currency translations, revenue rose 8.8% in the third quarter of 2013. Revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) is a non-GAAP measure; the accompanying financial tables contain a reconciliation to consolidated revenue.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We had another solid quarter, with organic revenue up nearly 9%. Morningstar Data, Morningstar Direct, Retirement Solutions, and Morningstar Managed Portfolios all had double-digit growth rates and were the main drivers of revenue growth. While these results are encouraging, the investment industry still faces challenges and lingering fallout from the financial crisis.”

Financial Highlights

As previously announced, Morningstar now reports its results in a single segment to reflect its shift to a more centralized organizational structure. The company will continue to provide investors with a discussion of revenue for its investment information and investment management product groups as well as international operations.

•                  Investment information revenue was $137.2 million, an increase of 6.9% from the third quarter of 2012. Morningstar® Data and Morningstar DirectSM were the largest contributors to revenue growth. Morningstar® Advisor WorkstationSM (including Morningstar OfficeSM) also contributed to the revenue increase, which was partially offset by lower revenue for Morningstar® Principia®.

•                  Investment management revenue was $36.3 million, an increase of 11.4% from $32.6 million in the third quarter of 2012. Revenue for both Retirement Solutions and Morningstar® Managed PortfoliosSM rose approximately $2.0 million; lower revenue for Investment Advisory services partially offset the increase.

•                  Revenue for international operations increased slightly to $48.5 million in the third quarter, compared with $46.9 million in the same period last year. International growth was driven by Europe, including the United Kingdom. Foreign currency translations reduced international revenue by $1.4 million.

•                  Consolidated operating income was $44.6 million in the third quarter of 2013, an 11.9% increase from the same period in 2012. Operating expense rose $7.8 million, or 6.4%, in the third quarter of 2013.

•                  Operating margin was 25.7% in the third quarter of 2013, up from 24.8% in the same period in 2012.

•                  The company’s effective tax rate in the third quarter of 2013 was 31.2%, compared with 35.9% in the same period in 2012.

•                  Morningstar generated positive free cash flow of $38.0 million in the third quarter of 2013, reflecting cash provided by operating activities of $47.1 million and $9.1 million of capital expenditures. Free cash flow is a non-GAAP measure; the accompanying financial tables contain a reconciliation to cash provided by operating activities. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

•                  As of Sept. 30, 2013, Morningstar had cash, cash equivalents, and investments of $342.9 million, compared with $321.4 million as of Dec. 31, 2012. Of the $500 million authorized under its share repurchase program, Morningstar has purchased a total of 5.9 million shares for $359.1 million as of Sept. 30, 2013. In the third quarter, Morningstar repurchased approximately 81,000 shares for $6.2 million. The company expects to pay approximately $5.8 million for its regular quarterly dividend on Oct. 31, 2013.

Operating Highlights

•                  Licenses for Morningstar Direct rose 17.6% to 8,367.

•                  Assets under advisement and management for Investment Advisory services were approximately $106.6 billion as of Sept. 30, 2013, compared with $142.4 billion as of Sept. 30, 2012, a decrease of $35.8 billion, or 25.1%. A change in the scope of services Morningstar provides to an existing client during the fourth quarter of 2012 lowered assets under advisement by $49.1 billion.

•                  Assets under management and advisement for Retirement Solutions were approximately $59.5 billion as of Sept. 30, 2013, versus $45.4 billion as of Sept. 30, 2012.

•                  Assets under management and advisement for Morningstar Managed Portfolios were approximately $6.6 billion as of Sept. 30, 2013, compared with $4.3 billion as of Sept. 30, 2012.

•                  In September, the company launched Morningstar® for iPad®, its most comprehensive mobile offering yet that allows investors to monitor the markets, track their portfolios, and research investments using Morningstar data and analysis.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 437,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 10 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has approximately $176 billion in assets under advisement and management as of Sept. 30, 2013. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; the availability of free or low-cost investment information; and liability and/or damage to our reputation as a result of some of our currently pending litigation. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: free cash flow, consolidated revenue excluding acquisitions and foreign currency translations (organic revenue), and international revenue excluding acquisitions and foreign currency translations. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities). For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables. Morningstar presents consolidated revenue excluding acquisitions and foreign currency translations (organic revenue) and international revenue excluding acquisitions and foreign currency translations because the company believes these non-GAAP measures help investors better compare period-to-period results. For more information, please see the reconciliation provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2013 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended September 30				Nine months ended September 30
(in thousands, except per share amounts)	2013	2012	change		2013	2012	change

Revenue	$173,482	$160,952	7.8%		$517,766	$487,679	6.2%
Operating expense(1):
Cost of revenue(2)	72,422	60,568	19.6%		198,499	186,143	6.6%
Sales and marketing	22,774	25,732	(11.5%	)	78,789	81,431	(3.2%	)
General and administrative	22,416	23,966	(6.5%	)	77,863	77,090	1.0%
Depreciation and amortization	11,257	10,822	4.0%		33,858	31,616	7.1%
Total operating expense	128,869	121,088	6.4%		389,009	376,280	3.4%
Operating income	44,613	39,864	11.9%		128,757	111,399	15.6%
Operating margin	25.7%	24.8%	0.9pp		24.9%	22.8%	2.1pp

Non-operating income (expense):
Interest income, net	630	1,719	(63.4%	)	2,035	3,848	(47.1%	)
Other income (expense), net	141	161	(12.4%	)	2,792	(314)	NMF
Non-operating income, net	771	1,880	(59.0%	)	4,827	3,534	36.6%

Income before income taxes and equity in net income of unconsolidated entities	45,384	41,744	8.7%		133,584	114,933	16.2%
Income tax expense	14,265	15,186	(6.1%	)	42,647	41,441	2.9%
Equity in net income of unconsolidated entities	315	478	(34.1%	)	1,172	1,541	(23.9%	)
Consolidated net income	31,434	27,036	16.3%		92,109	75,033	22.8%
Net loss attributable to noncontrolling interests	29	34	(14.7%	)	93	62	50.0%
Net income attributable to Morningstar, Inc.	$31,463	$27,070	16.2%		$92,202	$75,095	22.8%

Net income per share attributable to Morningstar, Inc.:
Basic	$0.68	$0.56	21.4%		$1.99	$1.53	30.1%
Diluted	$0.68	$0.56	21.4%		$1.98	$1.51	31.1%
Weighted average shares outstanding:
Basic	46,080	47,975	(3.9%	)	46,293	49,028	(5.6%	)
Diluted	46,519	48,481	(4.0%	)	46,635	49,664	(6.1%	)

	Three months ended September 30				Nine months ended September 30
	2013	2012			2013	2012

(1) Includes stock-based compensation expense of:
Cost of revenue	$1,471	$1,619			$4,863	$4,739
Sales and marketing	456	493			1,490	1,433
General and administrative	1,489	1,882			4,800	5,422
Total stock-based compensation expense	$3,416	$3,994			$11,153	$11,594

(2) Morningstar now includes development expense in the cost of revenue category, which the company previously referred to as cost of goods sold. The company has reclassified development expense to include it in cost of revenue for all periods presented.

Separately, as a result of Morningstar’s recent reorganization (including new positions created, the elimination of roles no longer needed, changes in focus for some exisiting roles, and the refinement of employee cost categorizations as the company moved to a more centralized structure), approximately 180 net positions shifted from the general and administrative and sales and marketing categories to cost of revenue. These changes did not affect the company’s total operating expense or operating income for any of the periods presented.

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue

	Three months ended September 30			Nine months ended September 30
	2013	2012	change	2013	2012	change

Revenue	100.0%	100.0%	—	100.0%	100.0%	—
Operating expense(1):
Cost of revenue	41.7%	37.6%	4.1pp	38.3%	38.2%	0.1pp
Sales and marketing	13.1%	16.0%	(2.9)pp	15.2%	16.7%	(1.5)pp
General and administrative	12.9%	14.9%	(2.0)pp	15.0%	15.8%	(0.8)pp
Depreciation and amortization	6.5%	6.7%	(0.2)pp	6.5%	6.5%	—
Total operating expense(2)	74.3%	75.2%	(0.9)pp	75.1%	77.2%	(2.1)pp
Operating margin	25.7%	24.8%	0.9pp	24.9%	22.8%	2.1pp

	Three months ended September 30			Nine months ended September 30
	2013	2012	change	2013	2012	change
(1) Includes stock-based compensation expense of:
Cost of revenue	0.8%	1.0%	(0.2)pp	0.9%	1.0%	(0.1)pp
Sales and marketing	0.3%	0.3%	—	0.3%	0.3%	—
General and administrative	0.9%	1.2%	(0.3)pp	0.9%	1.1%	(0.2)pp
Total stock-based compensation expense(2)	2.0%	2.5%	(0.5)pp	2.2%	2.4%	(0.2)pp

(2) Sum of percentages may not equal total because of rounding.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended September 30		Nine months ended September 30
($000)	2013	2012	2013	2012

Operating activities
Consolidated net income	$31,434	$27,036	$92,109	$75,033
Adjustments to reconcile consolidated net income to net cash flows from operating activities:
Depreciation and amortization	11,257	10,822	33,858	31,616
Deferred income taxes	(2,277)	193	(2,315)	492
Stock-based compensation expense	3,416	3,994	11,153	11,594
Equity in net income of unconsolidated entities	(315)	(478)	(1,172)	(1,541)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	(251)	(459)	(4,093)	(5,007)
Holding gain upon acquisition of additional ownership of equity method investments	78	—	(3,635)	—
Other, net	(407)	(130)	742	1,332
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(1,773)	(2,175)	(1,249)	(6,569)
Other assets	578	89	(2,887)	(3,551)
Accounts payable and accrued liabilities	(3,789)	(4,968)	(3,151)	(4,316)
Accrued compensation	11,177	6,069	(8,404)	(20,851)
Deferred revenue	(5,019)	(4,649)	6,004	7,684
Income taxes - current	3,512	2,695	17,205	7,220
Deferred rent	(401)	(177)	(1,273)	291
Other liabilities	(142)	(335)	(679)	(1,111)
Cash provided by operating activities	47,078	37,527	132,213	92,316
Investing activities
Purchases of investments	(31,525)	(1,041)	(113,824)	(134,929)
Proceeds from maturities and sales of investments	12,471	54,827	108,599	216,350
Capital expenditures	(9,069)	(4,954)	(27,950)	(22,876)
Acquisitions, net of cash acquired	46	—	(11,079)	—
Proceeds from sale of a business, net	—	—	957	—
Purchase of equity and cost method investments	(1,842)	(3,554)	(2,751)	(10,304)
Other, net	(4)	(4)	432	(4)
Cash provided by (used for) investing activities	(29,923)	45,274	(45,616)	48,237
Financing activities
Proceeds from stock-option exercises	362	2,278	3,172	6,752
Employee taxes withheld for restricted stock units	(119)	(299)	(5,276)	(3,992)
Excess tax benefits from stock-option exercises and vesting of restricted stock units	251	459	4,093	5,007
Common shares repurchased	(8,857)	(78,259)	(62,794)	(183,698)
Dividends paid	(5,768)	(4,863)	(11,657)	(14,867)
Other, net	(4)	2	(54)	(18)
Cash used for financing activities	(14,135)	(80,682)	(72,516)	(190,816)
Effect of exchange rate changes on cash and cash equivalents	4,129	2,563	(1,011)	2,007
Net increase (decrease) in cash and cash equivalents	7,149	4,682	13,070	(48,256)
Cash and cash equivalents—Beginning of period	169,810	147,499	163,889	200,437
Cash and cash equivalents—End of period	$176,959	$152,181	$176,959	$152,181

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended September 30		Nine months ended September 30
($000)	2013	2012	2013	2012

Cash provided by operating activities	$47,078	$37,527	$132,213	$92,316
Less: Capital expenditures	(9,069)	(4,954)	(27,950)	(22,876)
Free cash flow	$38,009	$32,573	$104,263	$69,440

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	September 30	December 31
($000)	2013	2012

Assets
Current assets:
Cash and cash equivalents	$176,959	$163,889
Investments	165,918	157,529
Accounts receivable, net	113,688	114,361
Deferred tax asset, net	3,155	3,741
Income tax receivable, net	3,451	14,267
Other	26,229	20,823
Total current assets	489,400	474,610

Property, equipment, and capitalized software, net	99,007	84,022
Investments in unconsolidated entities	38,376	35,305
Goodwill	326,741	320,845
Intangible assets, net	109,269	116,732
Other assets	11,357	10,438
Total assets	$1,074,150	$1,041,952

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$35,984	$43,777
Accrued compensation	60,745	67,317
Deferred revenue	151,850	146,015
Other	6,760	256
Total current liabilities	255,339	257,365

Accrued compensation	8,467	8,281
Deferred tax liability, net	22,188	21,583
Other long-term liabilities	29,680	27,828
Total liabilities	315,674	315,057
Total equity	758,476	726,895
Total liabilities and equity	$1,074,150	$1,041,952

Morningstar, Inc. and Subsidiaries

Supplemental Data

		As of September 30
		2013	2012		% change
Our employees
Worldwide headcount (approximate)		3,490	3,525		(1.0%	)
Number of worldwide equity and credit analysts (approximate)		155	155		0.0%
Number of worldwide fund analysts (approximate)		105	110		(4.5%	)

Our business
Morningstar.com Premium Membership subscriptions (U.S.)		123,656	125,006		(1.1%	)
Registered users for Morningstar.com (U.S.)		7,765,424	7,440,867		4.4%
U.S. Advisor Workstation and Morningstar Office licenses		165,812	161,957		2.4%
Principia subscriptions		21,612	27,695		(22.0%	)
Morningstar Direct licenses		8,367	7,115		17.6%
Assets under advisement and management (approximate)
Investment Advisory Services		$106.6 bil	$142.4 bil		(25.1%	)
Retirement Solutions		$59.5 bil	$45.4 bil		31.1%
Morningstar Managed Portfolios		$6.6 bil	$4.3 bil	(1)	53.5%
Ibbotson Australia		$3.1 bil	$3.1 bil		0.0%

(1) Revised

	Three months ended September 30		Nine months ended September 30
($000)	2013	2012	2013		2012
Revenue
Investment information	$137,216	$128,392	$412,332		$388,468
Investment management	36,266	32,560	105,434		99,211
Consolidated revenue	$173,482	$160,952	$517,766		$487,679

Revenue—U.S.	$124,998	$114,021	$372,746		$346,442
Revenue—International	$48,484	$46,931	$145,020		$141,237

	Three months ended September 30		Nine months ended September 30
($000)	2013	2012	2013		2012
Effective tax rate
Income before income taxes and equity in net income of unconsolidated entities	$45,384	$41,744	$133,584		$114,933
Equity in net income of unconsolidated entities	315	478	1,172		1,541
Net loss attributable to noncontrolling interests	29	34	93		62
Total	$45,728	$42,256	$134,849		$116,536
Income tax expense	$14,265	$15,186	$42,647		$41,441
Effective tax rate	31.2%	35.9%	31.6%		35.6%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from consolidated revenue to revenue excluding divestitures, acquisitions, and foreign currency translations (organic revenue):

	Three months ended September 30			Nine months ended September 30
($000)	2013	2012	% change	2013	2012	% change

Consolidated revenue	$173,482	$160,952	7.8%	$517,766	$487,679	6.2%
Less: divestitures	—	(1,481)	NMF		(4,144)	NMF
Less: acquisitions	(1,398)	—	NMF	(2,265)	—	NMF
Unfavorable impact of foreign currency translations	1,419	—	NMF	2,608	—	NMF
Revenue excluding acquisitions, divestitures, and foreign currency translations	$173,503	$159,471	8.8%	$518,109	$483,535	7.2%

Reconciliation from international revenue to international revenue excluding divestitures, acquisitions, and foreign currency translations:

	Three months ended September 30			Nine months ended September 30
($000)	2013	2012	% change	2013	2012	% change

International revenue	$48,484	$46,931	3.3%	$145,020	$141,237	2.7%
Less: divestitures	—	(1,353)	NMF	—	(3,814)	NMF
Less: acquisitions	(1,398)	—	NMF	(2,265)	—	NMF
Unfavorable impact of foreign currency translations	1,419	—	NMF	2,608	—	NMF
International revenue excluding acquisitions, divestitures, and foreign currency translations	$48,505	$45,578	6.4%	$145,363	$137,423	5.8%

The following table summarizes the change in operating expense:

	Three months ended September 30			Nine months ended September 30
($000)	2013	2012	$ change	2013	2012	$ change
Total operating expense	$128,869	$121,088	$7,781	$389,009	$376,280	$12,729

Favorable impact of foreign currency translations			(1,347)			(2,659)
All other changes in operating expense			9,128			15,388
Total			$7,781			$12,729